EXHIBIT 23.1







                              ACCOUNTANTS' CONSENT




The Board of Directors
BankAtlantic Bancorp, Inc.:



We consent to the use of our report incorporated herein by reference.





KPMG LLP

Fort Lauderdale, Florida
September 12, 2000